EXHIBIT 32
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                                       CERTIFICATION

In connection with the pool's audited financial statements for the years ended December 31, 2003 and 2002 contained in this Annual Report (the "Financial Statements"), the undersigned Simcha Bluth and Randall Shell, Chief Executive Officer and Chief Financial Officer, respectively, of Pool Management Services, Inc., Commodity Pool Operator and Manager of Moriah Futures Fund, LLC, certify pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their respective knowledge:

           (1) The Financial Statements comply with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         (2) The information contained in the Financial Statements fairly presents, in all material respects, the financial condition and results of operations of the pool.

March 30, 2004




                        /s/ Simcha Bluth

                        -------------------------
                        Simcha Bluth, President and Chief
                        Executive Officer

                        /s/ Randall Shell

                        -------------------------
                        Randall Shell, Vice President
                        and Chief
                        Financial Officer

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